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                                 [LETTERHEAD OF
                           RICHARDS, LAYTON & FINGER]

                               August  4, 1995

Time Warner Financing Trust
c/o Time Warner Inc.
75 Rockefeller Plaza
New York, NY 10019

                        Re: Time Warner Financing Trust

Ladies and Gentlemen:

     We have acted as special Delaware counsel for Time Warner Inc., a Delaware corporation ("Time Warner"), and Time Warner Financing Trust, a Delaware business trust (the "Trust"), in connection with the matters set forth herein. At your request, this opinion is being furnished to you.

     For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of originals or copies of the following:

     (a) The Certificate of Trust of the Trust, dated as of June 7, 1995 (the "Certificate"), as filed in the office of the Secretary of State of the State of Delaware (the "Secretary of State") on June 9, 1995;

     (b) The Declaration of Trust of the Trust, dated as of June 7, 1995, between Time Warner and the trustees of the Trust named therein;

     (c) Amendment No. 2 to the Registration Statement (the "Registration Statement") on Form S-3, including a preliminary Prospectus (the "Prospectus"), relating to the Preferred Exchangeable Redemption Cumulative Securities of the Trust representing preferred undivided beneficial interests in the assets of the Trust (each, a

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Time Warner Financing Trust
August 4, 1995
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"Preferred  Security"   and   collectively,   the  "Preferred  Securities"),  as
proposed to be filed by Time Warner and the Trust with the Securities and Exchange Commission on August 4, 1995;

     (d) A form of Amended and Restated Declaration of Trust of the Trust, to be entered into between Time Warner, the trustees of the Trust named therein, and the holders, from time to time, of the undivided beneficial interests in the assets of the Trust (including the exhibits thereto) (the "Declaration"), attached as an exhibit to the Registration Statement; and

     (e) A Certificate of Good Standing for the Trust, dated July 26, 1995, obtained from the Secretary of State.

     Initially capitalized terms used herein and not otherwise defined are used as defined in the Declaration.

     For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (a) through (e) above. In particular, we have not reviewed any document (other than the documents listed in paragraphs (a) through (e) above) that is referred to in or incorporated by reference into the documents reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

     With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as authentic originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.

     For purposes of this opinion, we have assumed (i) that the Declaration when executed, will constitute the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the creation, operation and termination of the trust, and that the Declaration and the Certificate will be in full force and effect and will not been amended, (ii) except to the extent provided in paragraph 1 below, the due organization or due formation, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its organization or formation, (iii) the legal

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Time Warner Financing Trust
August 4, 1995
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capacity of natural  persons who are  parties to the  documents  examined by us,
(iv) that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (v) the due authorization, execution and delivery by all parties thereto of all documents examined by us, (vi) the receipt by each Person to whom a Preferred Security if to be issued by the Trust (collectively, the "Preferred Seurity Holders") of a Preferred Security Certificate and the payment for the Preferred Security acquired by it, in accordance with the Declaration and the Registration Statement, and (vii) that the Preferred Securities are issued and sold to the Preferred Security Holders in accordance with the Declaration and the Registration Statement. We have not participated in the preparation of the Registration Statement and assume no responsibility for its contents.

     This opinion is limited to the laws of the State of Delaware (excluding the securities laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder which are currently in effect.

     Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

     1. The Trust has been duly created and is validly existing in good standing as a business trust under the Business Trust Act.

     2. The Preferred Securities, when issued, will represent valid and, subject
to  the   qualifications  set  forth  in  paragraph  3  below,  fully  paid  and nonassessable undivided beneficial interests in the assets of the Trust.

     3. The Preferred Security Holders, as beneficial owners of the Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We note that the Preferred Security Holders may be obligated pursuant to the Declaration, to (i) provide indemnity and security in connection with and pay taxes or governmental charges arising from transfers of Preferred Security Certificates and the issuance of replacement Preferred Security Certificates, (ii) provide security and indemnity in connection with requests of or directions to the Property Trustee to exercise its rights and powers under the Declaration, and (iii) undertake as a party litigation to pay costs in any suit for the enforcement of any right or remedy under

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Time Warner Financing Trust
August 4, 1995
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the Declaration or against the Property Trustee, to the extent provided in the
Declaration.

     We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. We hereby consent to the use of our name under the heading "Legal Matters" in the Prospectus. In giving the foregoing consents, we do not thereby admit that we come within the category of Persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. Except as stated above, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other Person for any purpose.

                               Very truly yours,

                               /s/ Richards, Layton & Finger